Appendix II

Presenters

Presenters
Robert D. Starr
Neal J. Keating
Steven J. Smidler
Gregory L. Steiner
Chairman, President and
Chief Executive Officer
• Kaman service: 7 years
• CEO since 2008
• 37 year career in both
  Aerospace and Industrial
  markets
• Experience includes Hughes
  Supply, GKN Aerospace,
  Rockwell Collins, and Rockwell
  Automation
Senior Vice President and
Chief Financial Officer
• Kaman service: 5 years
• CFO since 2013
• Formerly company Treasurer
• Diverse industry experience
• Certified Public Accountant
President - Kaman
Aerospace Group and
Executive Vice President
Kaman Corporation
• Kaman service: 6 years
• Aerospace Industry veteran
  at companies including
  Rockwell Collins, and
  Smiths/GE
• USAF and Reserve pilot
 (attained rank of Captain)
President - Kaman
Industrial Technologies and
Executive Vice President
Kaman Corporation
• Kaman service: 4 years
• Division President since 2010
• Thirty years of industry
  experience
• Industrial veteran at companies
  including Eaton and Rockwell
  Automation
• Significant international
  experience

Presenters
Robert G. Paterson
James C. Larwood, Jr.
Gerald C. Ricketts
President
Kaman Aerosystems
• Kaman service: 27 years
• Aerosystems president since 2012
• Division president since 2004
• Aerospace composites and
  engineering background
• Worked at Grumman prior to joining
  Kaman
President
Kamatics Corporation
• Kaman service: 34 years
• Division president since 2010
• Formerly Vice President Marketing
  and Sales
• Deep understanding of the self-lube
  bearing market
President
Precision Products Division of
Kaman Aerospace Corporation
• Kaman service: 4 years
• Almost 40 years of Aerospace industry
  experience
• Previous employers include, Goodrich,
  Pratt & Whitney, Avco-Lycoming, and
  Chandler Evans
• Wide ranging experience includes
  operations, engineering, lean
  manufacturing, six sigma practices,
  project management, and product
  design & development

Presenters
Tribby W. Warfield
Thomas A. Weihsmann
David H. Mayer
Gary J. Haseley
Senior Vice President and
General Manager
Kaman Industrial Technologies
• Kaman service: 23 years
• Promoted to current position in 2012
• Has served in sales and
  management positions of increasing
  responsibility throughout the
  organization
• Experience at other industrial
  distributors
Senior Vice President and
General Manager
Fluid Power
• Kaman service: 1 month
• Joined Kaman after a 25 year
  career with Gates Corporation
• Led Gates’ North American
  power transmission and fluid
  power businesses in the U.S.
• Global experience including 11
  years in Europe
Senior Vice President and
General Manager
Automation, Control and
Energy
• Kaman service: 2 years
• Joined Kaman upon the
  acquisition of Zeller
  Corporation
• As CEO, grew Zeller into an
  $80 million electrical distributor
  and service provider
Vice President
Marketing and Services
• Kaman service: 25 years
• Has served in his current
  role since 1998
• Previously served in a
  variety of functional areas
  within the company
• Past President of the PTDA